Exhibit 5.1

March 15, 2006

Blockbuster Inc.

1201 Elm Street

Dallas, Texas 75270

Re:	Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as outside counsel to Blockbuster Inc., a Delaware corporation (the “Company”), with respect to the preparation of the Registration Statement on Form S-4 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) in connection with the registration by the Company under the Securities Act of 1933, as amended (the “Securities Act”), of (i) the offer and exchange by the Company (the “Exchange Offer”) of $300,000,000 aggregate principal amount of the Company’s 9% Senior Subordinated Notes due 2012 (the “Old Notes”) for a new series of notes bearing substantially identical terms and in like principal amount (the “New Notes”) and (ii) the guarantees (the “Guarantees”) of certain subsidiaries of the Company listed in the Registration Statement as guarantors (the “Subsidiary Guarantors”) of the Old Notes and the New Notes. The New Notes and the Old Notes are collectively referred to herein as the “Notes.” The Old Notes were issued, and the New Notes will be issued, under an Indenture, dated as of August 20, 2004 (the “Initial Indenture”), by and among the Company, the subsidiary guarantors named on the signature pages thereto and The Bank of New York Trust Company, N.A., as Trustee, as amended and supplemented by the First Supplemental Indenture, dated as of December 22, 2004 (together with the Initial Indenture, the “Indenture”), by and among the Company, the Subsidiary Guarantors and The Bank of New York Trust Company, N.A., as Trustee. The Exchange Offer will be conducted on such terms and conditions as are set forth in the prospectus contained in the Registration Statement to which this opinion is an exhibit.

We have reviewed originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the Indenture, (iii) the Guarantees and (iv) such other certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinion hereinafter expressed. In connection with this opinion, we have assumed that (i) all information contained in all documents reviewed by us is true and correct, (ii) all signatures on all documents reviewed by us are genuine, (iii) all documents submitted to us as originals are true and complete, (iv) all documents submitted to

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us as copies are true and complete copies of the originals thereof, (v) each natural person signing any document reviewed by us had the legal capacity to do so, (vi) other than persons signing on behalf of the Company or the Subsidiary Guarantors, each person signing in a representative capacity any document reviewed by us had authority to sign in such capacity, and (vii) the Indenture is a binding agreement of the Trustee. We have further assumed that the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and the New Notes will be issued and sold in compliance with applicable federal and state securities laws and in the manner described in the Registration Statement.

Based on the foregoing, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that when the New Notes have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture and the Exchange Offer, (i) such New Notes will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and (ii) the Guarantees of the Subsidiary Guarantors will constitute legal, valid and binding obligations of such subsidiaries, enforceable against each such Subsidiary Guarantor in accordance with their terms, except in each case as such enforcement is subject to any applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other law now or hereafter in effect relating to or affecting creditors’ rights generally and general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

We express no opinion concerning the validity or enforceability of any provisions contained in the Indenture, the New Notes or the Guarantees that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law.

We are members of the bars of the State of Texas and the State of New York. The opinion set forth above is limited in all respect to matters of the laws of the General Corporation Law of the State of Delaware, the Delaware Limited Liability Company Act, the Delaware Revised Uniform Limited Partnership Act, the contract law of the State of New York and the federal laws of the United States of America to the extent specifically referred to herein. We do not express any opinions as to the laws of any other jurisdiction.

We express no opinion as to any matter other than as expressly set forth above, and no opinion on any other matter may be inferred or implied herefrom. The opinion expressed herein is given as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the use of our firm name in the prospectus forming a part of the Registration

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Statement under the caption “Legal Matters.” By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission issued thereunder.

Very truly yours,

/s/ Vinson & Elkins L.L.P.